Exhibit 99.1

Kopin Reports Strong Results for Second Quarter 2022

  Q2 2022 Total Revenues of $11.9 Million – a 20% Increase over Q2 last year
  Product Revenues Increase 30% Year over Year Driven by 87% Year Over Year increase in Defense Product Revenues
  Good progress on Micro OLED and LED Display Development Programs

WESTBOROUGH, Mass.--(BUSINESS WIRE)--August 2, 2022--Kopin® Corporation (Nasdaq: KOPN), a leading provider of high-resolution micro-displays and sub-systems for defense, enterprise and consumer augmented reality, virtual reality and mixed reality systems, today provided an update on its business initiatives and reported financial results for the second quarter ended June 25, 2022.

“We had a good second quarter with overall revenues up 20% over the second quarter of last year, which were driven by the strong 30% year-over-year growth of product revenue,” said Dr. John C.C. Fan, Kopin’s CEO. “We achieved this growth while at the same time managing through the intermittent supply chain disruptions for some of our materials. We believe the supply issues are getting better, though they are not over.”

“Our defense business was very strong in the second quarter of 2022 with 87% year-over-year product revenue growth. In the second quarter of 2022, we announced another order of our displays for F-35 helmets and a follow-on development order for imaging systems used in armored vehicles. After quarter end we announced a new $3.8 million production order for our Brillian® high-brightness color displays for helicopter pilot helmets. Each of these three programs use different Kopin microdisplays technologies. We are proud to point out that we are the sole-source microdisplay supplier to the three programs. In addition, we continue to see strong growth potential in defense markets due to the turbulence in Europe and geopolitical tensions. The growth in the defense business was partially offset by lower revenues in Industrial/Enterprise business, which declined 38% year over year in the second quarter of 2022 primarily driven by lower product sales for wearable headsets. During the second quarter we also announced a new Korean 3D automated optical inspection (AOI) customer for our spatial light modulators (SLMs). With this win we are now supplying our high speed, high performance SLMs to three leading Korean 3D AOI equipment manufacturers, in addition to other key manufacturers in China, Japan and Germany,” said Dr. Fan.

“Our funded Research and Development (R&D) revenues grew 4% in the second quarter of 2022 year over year, the $2.8 million in the second quarter of 2022 and $7.7 million for the first six months of 2022 represent significant investments by our partners into Kopin and in what we expect will be future production programs. Our customer-funded R&D revenue growth is largely driven by activities in both our organic light emitting diode (OLED) and inorganic light emitting diode (LED) microdisplay technologies and we are making good progress. We believe our experience in designing, developing and manufacturing advanced liquid crystal microdisplays, new duo stack OLED microdisplays and micro LED displays, together with our expertise in customized optics and ruggedized sub-system packaging, is a critical reason our customers seek us out to source sophisticated displays and sub-systems that they integrate into their products. Our microdisplays and optics are used in the most advanced defense pilot helmets and industrial wearable headsets and our experience in these markets will be a critical factor in our success as the headset technology migrates to consumer augmented and virtual reality applications,” concluded Dr. Fan.

Second Quarter Financial Results

Total revenues for the second quarter ended June 25, 2022 were $11.9 million, compared to $9.9 million for the second quarter ended June 26, 2021, a 20% year-over-year increase.

Cost of Product Revenues for the second quarter of 2022 was $7.9 million, or 88% of net product revenues, compared with $6.0 million, or 87% of net product revenues, for the second quarter of 2021. The higher cost of product revenues as a percentage of net product revenues is due to inefficiencies resulting from supply chain disruptions.

Research and Development (R&D) expenses for the second quarter of 2022 were $5.1 million compared to $3.7 million for the second quarter of 2021, a 38% increase year over year. The increase was driven equally by increases in customer-funded and internal R&D expenses. The increase in customer-funded R&D is a result of an increase in customized product development activities. The increase in internal R&D expense is primarily for OLED display development and the redesign of certain defense products with alternative semiconductor components, which we believe will be more readily available in the future.

Selling, General and Administration (SG&A) expenses were $4.3 million for the second quarter of 2022, compared to $4.0 million for the second quarter of 2021. The increase was primarily due to an increase in compensation, information technology expenses and travel costs which were partially offset by lower bad debt expense and stock-based compensation.

Net Loss Attributable to Kopin Corporation for the second quarter of 2022 was $5.6 million, or $0.06 per share, compared with Net Loss Attributable to Kopin Corporation of $3.8 million, or $0.04 per share, for the second quarter of 2021.

Net Cash Used in Operating Activities for the six months ended June 25, 2022, was approximately $11.4 million. Kopin's cash and equivalents and marketable securities were approximately $18.6 million at June 25, 2022 as compared to $29.3 million at December 25, 2021. During the second quarter of 2022, we sold 1.7 million shares of common stock for gross proceeds of $2.1 million (average of $1.26 per share) before deducting broker expenses of less than $0.1 million, pursuant to the Company’s At-The-Market Equity Offering Sales Agreement (ATM) with Stifel, Nicolaus & Company, Incorporated.

“Lower production rates in the first quarter and into the second quarter of 2022 due to supply chain and other issues resulted in disruptions in our manufacturing processes which in turn affected working capital flows.,” said Richard Sneider, Kopin’s CDO. “As we expect the helicopter program using the Brillian display and one other program to go into production in the second half of 2022, which may increase working capital needs, management deemed it prudent to partially fund our working capital through the use of the ATM,” said Richard Sneider, Kopin’s CFO. The Company has approximately $41.4 million worth of common stock remaining under the March 5, 2021 ATM. We have no long-term debt.

All amounts above are estimates and readers should refer to our Form 10-Q for the quarter ended June 25, 2022, for final disposition as well as important risk factors.

Conference Call

Kopin will host a conference call this morning at 8:30am ET. To participate, please dial 1-855-327-6837 (U.S. and Canada) or 1-631-891-4304 (International). The call will also be available as a live and archived audio webcast on the Investor Relations section of Kopin's website at www.kopin.com.

About Kopin

Kopin Corporation is a leading developer and provider of innovative wearable technologies and critical components for integration into wearable computing systems for defense, industrial and consumer products. Kopin’s technology portfolio includes ultra-small displays, optics, and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com.

Kopin is a trademark of Kopin Corporation.

Forward-Looking Statements

Statements in this press release may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are subject to the safe harbor created by such sections. Words such as "expects," "believes," "can," "will," "estimates," and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect to: our belief that the supply issues are getting better; our belief of strong growth potential in defense markets due to the turbulence in Europe and geopolitical tensions; our expectation of future production programs coming from our customer funded research and development programs; our experience in designing, developing and manufacturing advanced liquid crystal microdisplays, new duo stack OLED microdisplays and micro LED displays; and our expectation that a helicopter program based on the Brillian display and one other program may go into production in the second half of 2022. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, or as updated from time to time our Securities and Exchange Commission filings.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Six Months Ended

	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Revenues by Category (in millions)
Defense Applications	$7.1	$3.8	$11.8	$8.8
Industrial Applications	1.6	2.6	3.2	4.7
Consumer and Other Applications	0.3	0.4	0.5	0.9
Research and Development	2.8	2.7	7.7	6.3
License and Royalties	0.1	0.4	0.3	0.9
Total	$11.9	$9.9	$23.5	$21.6

Stock-Based Compensation Expense
Cost of product revenues	$12,000	$35,000	$78,000	$169,000
Research and development	108,000	121,000	256,000	215,000
Selling, general and administrative	297,000	359,000	739,000	2,741,000
	$417,000	$515,000	$1,073,000	$3,125,000

Other Financial Information
Depreciation and amortization	$267,000	$207,000	$535,000	$412,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Revenues:
Net product revenues	$9,003,658	$6,928,819	$15,511,186	$14,497,663
Research and development and other revenues	2,905,374	2,976,437	7,976,268	7,083,961
	11,909,032	9,905,256	23,487,454	21,581,624
Expenses:
Cost of product revenues	7,906,250	6,044,543	15,689,129	12,441,213
Research and development	5,145,375	3,740,253	10,553,988	7,303,553
Selling, general and administration	4,327,468	4,040,979	8,792,016	9,946,685
	17,379,093	13,825,775	35,035,133	29,691,451

Loss from operations	(5,470,061)	(3,920,519)	(11,547,679)	(8,109,827)

Other income (expense), net	(141,128)	103,636	4,599,826	140,221

Loss before provision for income taxes and net loss from noncontrolling interest	(5,611,189)	(3,816,883)	(6,947,853)	(7,969,606)

Tax provision	(36,000)	(32,000)	(72,000)	(65,000)

Net loss	(5,647,189)	(3,848,883)	(7,019,853)	(8,034,606)

Net loss attributable to noncontrolling interest	257	16	280	39,501

Net loss attributable to the controlling interest	$(5,646,932)	$(3,848,867)	$(7,019,573)	$(7,995,105)

Net loss per share:
Basic and diluted	$(0.06)	$(0.04)	$(0.08)	$(0.09)

Weighted average number of common shares outstanding:
Basic and diluted	90,300,999	88,815,356	90,211,742	88,096,822

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	June 25, 2022	December 25, 2021
ASSETS
Current assets:
Cash and marketable securities	$18,558,012	$29,295,466
Accounts receivable, net	7,048,635	12,113,070
Contract assets and unbilled receivables	5,268,754	2,299,392
Inventory	6,926,489	6,581,139
Prepaid and other current assets	2,261,633	1,918,678

Total current assets	40,063,523	52,207,745

Plant and equipment, net	1,738,962	1,888,963
Operating lease right of use assets	3,766,602	3,828,066
Equity investments	9,831,592	4,912,022
Other assets	170,932	170,932

Total assets	$55,571,611	$63,007,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,860,573	$5,483,970
Accrued expenses	5,736,842	4,133,379
Customer deposits	806,040	2,638,103
Deferred tax liabilities	472,569	513,417
Contract liabilities and billings in excess of revenues earned	3,047,208	4,063,031
Operating lease liabilities	767,440	701,204

Total current liabilities	15,690,672	17,533,104

Other long term liabilities	1,516,734	2,739,531
Operating lease liabilities, net of current portion	2,973,259	3,108,236

Total Kopin Corporation stockholders' equity	35,563,560	39,799,191
Noncontrolling interest	(172,614)	(172,334)
Total stockholders' equity	35,390,946	39,626,857
Total liabilities and stockholders' equity	$55,571,611	$63,007,728

Contacts

Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com